UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 29, 2015

BANK OF HAWAII CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-6887	99-0148992
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

130 Merchant Street, Honolulu, Hawaii	96813
(Address of principal executive offices)	(Zip Code)

(808) 694-8822
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01              Other Events.

On January 29, 2015, Peter S. Ho, Chairman, CEO and President, Donna Tanoue, Vice Chairman, Mary E. Sellers, Vice Chairman and Chief Risk Officer, Wayne Y. Hamano, Vice Chairman and Chief Commercial Officer, Derek J. Norris, Vice Chairman and Chief Consumer Officer, and Dean Y. Shigemura, Senior Executive Vice President (collectively, the “Grantees”), of Bank of Hawaii Corporation (the “Company”), each adopted a pre-arranged stock trading plan (the “10b5-1 Plans”) designed to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and the Company’s insider trading policy regarding stock transactions. The 10b5-1 Plans, executed during the Company’s most recent open trading window period, allow for the cashless net exercise of the following stock option awards, each of which would expire in December 2015 if not exercised prior to their expiration dates:

GRANTEE	OPTION SHARES
Peter S. Ho	54,919
Donna Tanoue	28,654
Mary E. Sellers	21,490
Wayne Y. Hamano	4,776
Derek J. Norris	4,776
Dean Y. Shigemura	4,776

The Grantees entered into the 10b5-1 Plans as a part of their personal long-term financial and tax planning strategy and to provide for an orderly liquidation of their stock options prior to their expiration. In addition to the option exercise, the 10b5-1 Plan executed by Wayne Y. Hamano also provides for the sale of 1,248 shares of Class A common stock on the open market at prevailing market prices and at the times specified in his 10b5-1 Plan.
Also, on January 29, 2015, Peter S. Ho adopted an additional pre-arranged stock trading plan to provide for the sale of a limited amount of the Company’s shares to cover any possible tax withholding shortfall which may occur as a result of the 2016 vesting of certain previously granted restricted stock grants. The pre-arranged stock trading plan is designed to comply with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and the Company’s insider trading policy regarding stock transactions. This 10b5-1 Plan allows for the sale of a maximum of 9,000 shares of the Company’s Class A common stock on the open market at prevailing market prices pursuant to a pre-established formula and at the times specified in his 10b5-1 Plan.
The Grantees will continue to be subject to the Company’s executive stock ownership guidelines. Stock ownership includes the value of vested stock options, restricted stock, stock units from qualified plans, and other stock. Except as may be required by law, the Company does not undertake to report on specific Rule 10b5-1 pre-planned stock trading plans of Company officers or directors, nor to report modifications or terminations of the aforementioned 10b5-1 Plan or the plan of any other individual.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2015	Bank of Hawaii Corporation

	By:	/s/ Mark A. Rossi
Mark A. Rossi
Vice Chairman and Corporate Secretary